MUNCY COLUMBIA FINANCIAL 10K

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Muncy Columbia Financial Corporation (the “Corporation”) on Form 10-K for the year-ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lance O. Diehl, President and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Corporation for the dates and periods covered by the Report.

3.	This certificate is being made for the exclusive purpose of compliance by the Principal Executive Officer of the Corporation with the requirements of section 906 of the Sarbanes-Oxley Act of 2002, and may not be used by any person or for any reason other than as specifically required by law.

Date: March 7, 2025	/s/ Lance O. Diehl
Lance O. Diehl
President and Chief Executive Officer
(Principal Executive Officer)